                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[X]  Preliminary Proxy Statement         [ ] Confidential, For Use of the
                                             Commission Only
                                             (as Permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12


                                 CLINICOR, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              Preliminary Copies

                                 CLINICOR, INC.
            1717 West Sixth Street, Suite 400, Austin, Texas  78703
                            Telephone:  512-344-3300
                               Fax:  512-477-0027

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 19, 1998

                        -------------------------------

     You are cordially invited to attend the Annual Meeting of Shareholders of Clinicor, Inc. (the "Company") which will be held on Tuesday, May 19, 1998, at 9:00 a.m., Austin, Texas time, at the Company's headquarters at 1717 West Sixth Street, Suite 400, Austin, Texas for the following purposes:

     1. To elect five (5) directors of the Company (two (2) to be elected by the Company's Common Shareholders, voting together; two (2) to be elected by the Company's Class A Preferred Shareholders voting together; and one (1) to be elected by the holder of the Company's Class B Preferred Stock);

     2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to authorize the Board of Directors of the Company, subject to certain limitations described herein, without further action by the holders of the Company's Common Stock, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof;

     3. To ratify the appointment of Price Waterhouse LLP, independent accountants, as auditors for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on April 7, 1998 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.


TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.


                              By Order of the Board of Directors,

                              Robert S. Sammis, President


Austin, Texas
April 17, 1998

                              Preliminary Copies

                                 CLINICOR, INC.

            1717 West Sixth Street, Suite 400, Austin, Texas  78703
                            Telephone:  512-344-3300
                               Fax:  512-477-0027


                                PROXY STATEMENT


PROXY SOLICITATION

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 17, 1998, by the Board of Directors of Clinicor, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1717 West Sixth Street, Suite 400, Austin, Texas on May 19, 1998 at 9:00 a.m., Austin, Texas time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means.

     This Proxy Statement and enclosed proxy card were initially mailed or delivered to stockholders on or about April 17, 1997. The Company's Annual Report, including financial statements for the fiscal year ended December 31, 1997, was simultaneously mailed to shareholders.


PURPOSES OF MEETING

     The principal purposes of the meeting are: (i) to elect five (5) directors of the Company (two (2) to be elected by the Company's Common Shareholders, voting together; two (2) to be elected by the Company's Class A Preferred Shareholders voting together; and one (1) to be elected by the holder of the Company's Class B Preferred Stock); (ii) to consider and approve an amendment (the "Amendment") to the Company's Articles of Incorporation to authorize the Board of Directors of the Company, subject to certain limitations described herein, without further action by the holders of the Company's Common Stock, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof; and (iii) to ratify the appointment of Price Waterhouse LLP, independent accountants, as auditors for the fiscal year ending December 31, 1998. The Board of Directors knows of no other matters other than those stated above to be brought before the meeting.


VOTING RIGHTS

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business that may properly come before the meeting or at any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) filing written notice of revocation with the Secretary of the

Company which is actually received prior to the vote of the shareholders, (ii) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of the shareholders or (iii) attending the Annual Meeting and voting in person.

     The Board of Directors has fixed the close of business on April 7, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on April 10, 1998, the Company had outstanding 4,136,400 shares of Common Stock, 3,930 shares of Class A Preferred Stock and 50,000 shares of Class B Preferred Stock.

     With respect to those directors that the holders of Common Stock are entitled to elect, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one (1) vote for each share owned. With respect to those directors that the holders of Class A Preferred Stock are entitled to elect, each holder of Class A Preferred Stock will be entitled to vote at the Annual Meeting and will be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Class A Preferred Stock held by such shareholder could be converted. With respect to the director that the holders of Class B Preferred Stock are entitled to elect, each holder of Class B Preferred Stock will be entitled to vote at the Annual Meeting and
will be entitled to one (1) vote for each share owned.   As of April 10, 1998,
3,930 shares of Class A Preferred Stock were outstanding, and such shares of Class A Preferred Stock were convertible into a total of 2,620,000 shares of Common Stock. As of April 10, 1998, 50,000 shares of Class B Preferred Stock were outstanding.

     On other matters to come before the Annual Meeting, the holders of the Common Stock and Class A Preferred Stock and Class B Preferred Stock shall vote together, with each holder of Common Stock entitled to one (1) vote for each share owned, each holder of Class A Preferred Stock entitled to 666-2/3 votes for each share of Class A Preferred Stock owned, and each holder of Class B Preferred Stock entitled to 33-1/3 votes for each share of Class B Preferred Stock owned. Fractional votes shall not be permitted, and any fractional voting rights of the holders of the Preferred Stock (after aggregating all shares into which shares of Preferred Stock held by any holder may be converted) shall be rounded to the nearest whole number.

     In addition to the foregoing, each class of the Company's capital stock (Common Stock, Class A Preferred Stock and Class B Preferred Stock) shall be entitled to vote separately as a class on the proposal to amend the Company's Articles of Incorporation. Approval of the Amendment requires the affirmative vote of the holders of a majority of the Common Stock and a majority of the Class B Preferred Stock and requires the affirmative vote of the holders of two-thirds of the Class A Preferred Stock.

     The representation in person or by proxy of at least a majority of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. In addition, with respect to the election of directors by the holders of Class A Preferred Stock, the representation in person or by proxy of the holders of at least two-thirds of the Class A Preferred Stock then outstanding shall be required to constitute a quorum. With respect to the election of directors by the holders of Class B Preferred Stock, the representation in person or by proxy of the holders of at least two-thirds of the Class B Preferred Stock outstanding shall be required to constitute a quorum. Directors to be elected by the holders of the Common Stock will be elected by a plurality of the votes cast by the holders of the Common Stock. Directors to be elected by the holders of the Class A Preferred Stock will be elected by a vote of the holders of a majority of the shares of Class A Preferred Stock then outstanding, and the director to be elected by the holders of the Class B Preferred Stock will be elected by the vote of the holders of a majority of the shares of the Class B Preferred Stock then outstanding. All other matters to come before the

Annual Meeting require the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions and broker "non-votes" are counted as represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.


                           I.  ELECTION OF DIRECTORS

     The Board presently consists of six (6) members. The Board has voted that, effective as of the date of the Annual Meeting, the Board will consist of five
(5) members. All of the directors elected at the Annual Meeting will hold office until the next succeeding annual meeting or until their successors shall have been elected and qualify.

     The management of the Company recommends the election to the Board of the five (5) nominees whose names appear in the tables below. Unless a proxy indicates otherwise, the persons designated as proxies will vote the shares of the Company's Common Stock represented by properly executed and returned proxies for the election of Robert S. Sammis and James W. Clark, Jr., will vote the shares of Class A Preferred Stock represented by properly executed and returned proxies for the election of Dr. Zola P. Horovitz and Mr. Joseph L. Dowling and will vote the shares of Class B Preferred Stock represented by properly executed and returned proxies for the election of Mr. Craig Macnab. In the event any of the nominees is unable to serve (which is not anticipated), the persons designated in proxies will cast votes for the remaining nominees and for such other persons as the Board of Directors may select. All of the nominees presently serve as directors.

     The first table below sets forth information concerning the nominees for the two (2) director positions to be elected by the holders of Common Stock; the second table sets forth information concerning the nominees for the two (2) director positions to be elected by the holders of Class A Preferred Stock; and the third table sets forth information concerning the nominee for the one (1) director position to be elected by the holders of Class B Preferred Stock. Information about ownership of equity securities of the Company by the nominees appears elsewhere in this Proxy Statement under the caption "Ownership of Common Stock and Preferred Stock." References in the table and in the following discussion to positions held in the Company are intended to include positions held in the Company's predecessor, Clinicor, Inc., a Texas corporation.

                     NOMINEES FOR THE DIRECTOR POSITIONS TO
                   BE ELECTED BY THE HOLDERS OF COMMON STOCK

                                                                    First Year
        Name              Age       Position with Company        Elected Director
        ----              ---       ---------------------        ----------------

Robert S. Sammis           45  President, Secretary, Director          1992

James W. Clark, Jr.(1)     45  Vice President of Finance, Chief        1997
                               Financial Officer, Treasurer,
                               Director

-------------------------
(1)  Member of Compensation Committee

                    NOMINEES FOR THE DIRECTOR POSITIONS TO
             BE ELECTED BY THE HOLDERS OF CLASS A PREFERRED STOCK

                                                             First Year
         Name                 Age  Position with Company  Elected Director
         ----                 ---  ---------------------  ----------------

Zola P. Horovitz, Ph.D.(1)     63  Director                     1996

Joseph L. Dowling(1)(2)        33  Director                     1997

-------------------------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee

                      NOMINEE FOR THE DIRECTOR POSITION TO
              BE ELECTED BY THE HOLDER OF CLASS B PREFERRED STOCK

                                                     First Year
       Name           Age  Position with Company  Elected Director
       ----           ---  ---------------------  ----------------

Craig Macnab(1)(2)     42  Director                     1998

-------------------------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee


     Robert S. Sammis has been the Company's President since June 1997. Prior to June 1997, Mr. Sammis had served as the Company's Executive Vice President and Chief Operating Officer since the Company's inception. He is also a director, a position which he has held since the Company's inception. From March 1991 until September 1992, Mr. Sammis served as Director of Barton Research, Inc., and from August 1991 until September 1992, he served as Barton's Executive Vice President and Chief Operating Officer. From 1986 until August 1992, Mr. Sammis was engaged as a practicing CPA specializing in business consultation. Mr. Sammis spent five
(5) years with Arthur Andersen & Co. where he was an audit manager in the firm's health care practice. Mr. Sammis holds an MBA degree from the University of Texas.

     James W. Clark, Jr. joined the Company as Vice President of Finance, Chief Financial Officer, Treasurer and a director in May 1997. Prior to joining the Company, Mr. Clark was Vice President of Finance, Treasurer and Chief Financial Officer of Bay Resources, a Florida based computer leasing and consulting firm. Mr. Clark was responsible for Bay Resources' financial management and developed and implemented the business plan that enabled Bay Resources to increase its revenues from $12 million to $80 million over his eight year tenure. Mr. Clark had previously worked as a management consultant providing merchant banking services and initiating venture capital investments on behalf of medium-sized Florida companies. Mr. Clark holds a Bachelor of Arts degree from Butler University and is a Certified Public Accountant.

     Zola P. Horovitz, Ph.D. joined the Company as a director in November 1996. Dr. Horovitz worked for the Bristol-Myers Squibb Corporation and one of its predecessor entities, The Squibb Institute for Medical Research, for thirty-five
(35) years until his retirement in 1994. Since his retirement, Dr. Horovitz has served as a consultant to the biotechnology and pharmaceutical industries. Dr. Horovitz received an M.S. in Pharmacology in 1958 and his Ph.D. in Pharmacology in 1960, both from the University of Pittsburgh. Dr. Horovitz serves as a director of Diacrin Inc., Biocryst Pharmaceuticals Inc., Synaptic Pharmaceutical Corp.,

Procept Inc., Magainin Pharmaceuticals, Inc., AVIGEN Inc. and Roberts Pharmaceuticals Co. and several privately-held companies.

     Joseph L. Dowling joined the Company as a director in June 1997. Since September 1995, Mr. Dowling has been a partner at Oracle Partners, L.P., a private investment firm specializing in public securities investing and merchant banking in health care, bioscience and related industries. From February 1994 to September 1995, Mr. Dowling was employed by Leo Capital, L.P., a partnership formed by Richard Rainwater and Thomas Frist to make strategic equity investments in public and late-stage private companies. From June 1993 to February 1994, Mr. Dowling was employed by Tudor Investment Corporation. Mr. Dowling earned his undergraduate degree from Harvard College. He received an MBA from the Harvard Business School in June 1993. Mr. Dowling is a director of SMV Acquisition Corp. and ThermatRx, both private companies.

     Craig Macnab joined the Company as a Director in March 1998. Since January 1997, Mr. Macnab has been the President of Tandem Capital, which makes investments in micro-cap public companies. From 1993 to 1996, Mr. Macnab served as the general partner of MacNiel Advisors, Inc., the general partner of three private funds that invested in the publicly traded securities of small public companies. From 1987 to 1993, Mr. Macnab was a partner of J.C. Bradford & Co., a regional brokerage firm, jointly responsible for a private mezzanine capital fund. From 1981 to 1987, Mr. Macnab was employed by Lazard Freres & Co. Mr. Macnab is also a director of Environmental Tectonics Corporation, JDN Realty Corp., Smart Choice Automotive Group, Inc., Digital Transmission and Teltronics, Inc.


               BOARD AND COMMITTEE MEETINGS AND OTHER INFORMATION

     The Board of Directors met nine (9) times during 1997. The Board also took action on one (1) occasion by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. The Audit Committee and Compensation Committee had no formal meetings during 1997, but each committee met informally on several occasions. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee also recommends to the Board the appointment of independent auditors. The Compensation Committee is responsible for the approval of compensation arrangements for officers of the Company and for the review of the Company's compensation plans and policies and of related party transactions.
The Company does not have a nominating or similar committee.

     Each director attended 75% or more of the Board meetings held during the period for which the director was in office.


                                   MANAGEMENT

     Unless otherwise specified by the Board, all executive officers are elected for a term of one (1) year, commencing with the date of the annual meeting of stockholders, provided that all officers hold office until their successors are elected or appointed and qualify, or until their death, resignation or removal from office. Any officer elected or appointed by the Board may be removed at any time by the Board, subject to the contract rights, if any, of the person so removed. Mr. Sammis, Mr. Clark and Ms. Krivacic have executed an employment agreement with the Company. See "Executive Compensation--Employment Agreements."

     Each of the Company's executive officers, except for Dr. Robert M. Day, Vice President of Scientific Affairs, and Ms. Susan Krivacic, Senior Vice President of Marketing and Business Development, is also a director of the Company. Information concerning these individuals appears elsewhere in this Proxy Statement under the caption "Election of Directors." Information concerning Dr. Day and Ms. Krivacic is set out below.

     Robert M. Day, Ph.D., Vice President of Scientific Affairs, joined the Company in June 1995. Dr. Day's experience includes the establishment of complete clinical development programs and extensive interaction with the FDA. Prior to joining Clinicor, Dr. Day was a Vice President of Clinical Research at Arcturus Pharmaceutical Corporation. From 1992 to 1994 he was Associate Director of Clinical Affairs at Dermik Laboratories (Rhone-Poulenc Rorer). From 1988 to 1992, Dr. Day was with Glaxo, Inc. where he served as Associate Director of Clinical Research for Glaxo Dermatology. From 1984 to 1988, Dr. Day was with Allergan, Inc. serving in the clinical research and development departments of both the eyecare and dermatology units. He received his Ph.D. in Biological Science in 1983 from the University of California, Irvine. Dr. Day received a Bachelor of Science degree from Brown University where he graduated with Honors in 1976. He is a co-inventor in a patent covering an antifungal/antiinflammatory drug delivery system. Dr. Day is a current member of the Board of Trustees for the National Psoriasis Foundation. Dr. Day is 43.

     Susan Krivacic, Senior Vice President, Marketing and Business Development, joined the Company in March 1998. From 1996 through January 1998, Ms. Krivacic was employed by Quintiles, Inc., a division of Quintiles Transnational Corporation, where she served first as Director, Business Development and later as Executive Director, Business Development Oncology Therapeutics. At Quintiles, Ms. Krivacic implemented a marketing and business development strategy for that entity's oncology therapeutics unit. Previously, from 1992 to 1996, Ms. Krivacic was employed by Pharmaco International, Inc. and various predecessor companies, including Applied Biosciences International, the parent company of Pharmaco Dynamics, Inc. Among other positions, Ms. Krivacic served, from 1994 to 1995, as Director, Clinical Development Account Services for Pharmaco International and as Associate Director, Business Development for the toxicology division of Pharmaco LSR, Inc. Ms. Krivacic is a former Fulbright Scholar. She received her Masters degree in Public Affairs in 1983 from the Lyndon Baines Johnson School of Public Affairs, Austin, Texas. She received her Bachelor of Arts degree from the University of Texas, where she graduated with Honors in 1981. Ms. Krivacic is 39.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation for the years ended December 31, 1996 and 1997, earned by or paid to the Company's Chief Executive Officer and the other persons who were executive officers of the Company at December 31, 1997 and whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 1997 (the "Named Executive Officers").

                                                                         Long Term
                                               Annual Compensation     Compensation
                                            -------------------------  -------------
                                                                          Awards
                                                                          ------
                                                                        Securities
                                                       Other Annual     Underlying       All Other
                                             Salary    Compensation       Options      Compensation
Name and Principal Position           Year    ($)           ($)             (#)             ($)
---------------------------           ----  --------  ---------------  -------------  ---------------
Thomas P. O'Donnell(1)..............  1997  150,000          0                0             2,235(2)
  Chairman of the Board and           1996  124,749          0                0             1,934(2)
  Chief Executive Officer             1995   90,000          0             150,000          1,523(2)

Robert S. Sammis....................  1997  135,000          0                0             2,235(2)
  President and Secretary             1996  108,260          0                0             1,934(2)
                                      1995   90,000          0             150,000          1,523(2)

Robert M. Day, Ph.D.................  1997  129,375          0              20,000            0
  Vice President of Scientific        1996  112,011          0                0               0
  Affairs                             1995   70,000          0              10,000            0

James W. Clark, Jr..................  1997   80,693      25,000(3)         300,000            0
  Vice President of Finance, Chief
  Financial Officer and Treasurer

----------------------------

(1) Mr. O'Donnell resigned as an officer and director of the Company effective February 28, 1998.
(2) The Company paid insurance premiums totalling $8,940, $7,736 and $6,092 for 1997, 1996 and 1995, respectively, on term life insurance policies on Mr. O'Donnell and Mr. Sammis. Each policy is in the amount of $2,000,000, with $1,000,000 payable to the Company and $1,000,000 payable to a beneficiary designated by the officer.
(3) Mr. Clark received a nonaccountable moving allowance in this amount in connection with his retention by the Company.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during 1997 to each of the Named Executive Officers:

                                    OPTION GRANTS IN 1997

                                               Percent of Total
                        Number of Securities   Options Granted
                        Underlying Options     to Employees in                     Expiration
        Name            Granted                Fiscal Year      Exercise Price     Date
----------------------  --------------------   ---------------  --------------     ----------
Thomas P. O'Donnell...         0                     N/A              N/A             N/A

Robert S. Sammis......         0                     N/A              N/A             N/A

James W. Clark, Jr....      300,000                  44%            $4.675          May 2004

Robert M. Day, Ph.D...       20,000                   3%            $4.875         October 2004


OPTIONS EXERCISED AND FISCAL YEAR-END VALUES

     The following table sets forth information concerning the aggregate number and value of unexercised options held by the Named Executive Officers at December 31, 1997. No options were exercised by the Named Executive Officers during the year ended December 31, 1997.

                                Number of Securities             Value of Unexercised
                         Underlying Unexercised Options At     In-The-Money Options At
                                Fiscal Year-End (#)             Fiscal Year-End ($)(1)
                        ------------------------------------  --------------------------
                          Exercisable       Unexercisable     Exercisable  Unexercisable
                        ---------------  -------------------  -----------  -------------
Thomas P. O'Donnell...         33,334          116,666(2)      $100,835       $337,915
Robert S. Sammis......         33,334          116,666          100,835        337,915
Robert M. Day, Ph.D...         10,000           20,000           31,250           0
James W. Clark, Jr....           0             300,000             0              0

____________________________

(1) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's common stock at December 31, 1997 ($4.125, which was the closing price of the Common Stock on the Over-the-Counter Bulletin Board at year end).
(2)  These options expired in March 1998.


DIRECTOR COMPENSATION

     The Company reimburses directors for expenses incurred, if any, in attending meetings of the Board of Directors. The Company does not pay director fees to directors for their service on the Board. During 1997, the Board adopted an informal option policy, pursuant to which directors are to receive annual option grants of 5,000 shares each at then current market values. Pursuant to this policy, the Board made the following option grants during 1997:

                             OPTION GRANTS IN 1997

                            Number of
                            Securities
                            Underlying Options
          Name              Granted             Exercise Price  Expiration Date
--------------------------  ------------------  --------------  ---------------
Arthur P. Haag............        5,000             $4.25           May 2002

Zola P. Horovitz, Ph.D....       12,500             $4.25           May 2002

Joseph L. Dowling.........        5,000             $4.00           June 2002

Stuart T. Weisbrod, Ph.D..        5,000             $4.00           June 2002

Also during 1997, the Board paid $18,000 to each of Dr. Zola Horovitz and Mr. Arthur Haag in respect of consulting services rendered by Dr. Horovitz and Mr. Haag.


EMPLOYMENT AGREEMENTS

     During 1996 Messrs. O'Donnell and Sammis each became parties to five-year employment contracts with the Company, pursuant to which they are entitled to salaries of $150,000 and $135,000 per year, respectively. The Company may terminate either such agreement with or without cause; provided, however, if employment is terminated without cause, then the executive in question is entitled to receive a severance payment equal to two (2) times the compensation received from the Company in the twelve (12) months prior to the date of termination. If employment is terminated either voluntarily by the executive or by the Company for cause, then no severance is payable; provided, however, that if the executive terminates his employment following a material reduction in his level of responsibility, then such termination shall be deemed to be termination without cause by the Company, and the executive shall be entitled to the severance payment described above. In any event, the executive in question is bound by a noncompetition covenant until the earlier of (i) June 30, 1999 or
(ii) two (2) years following termination of employment.

     Effective February 28, 1998, Mr. O'Donnell and the Company entered into a Confidential Agreement and Release, pursuant to which Mr. O'Donnell's employment with the Company terminated. Pursuant to the Confidential Agreement and Release, the Company will make total payments of approximately $300,000 to Mr. O'Donnell over the course of a two-year period ending in February 2000. In the Confidential Agreement and Release, Mr. O'Donnell reaffirmed that he is bound by a noncompetition covenant and certain other obligations through February 2000. Mr. O'Donnell and a related family limited partnership also affirmed that they will continue to be bound by the Lock-Up Agreement entered into in connection with issuance of the Class B Preferred Stock. Pursuant to the Lock-Up Agreement, sale of a majority of the Company's Common Stock owned by Mr. O'Donnell and the related partnership may not be sold until November 1999, absent the prior occurrence of certain extraordinary events.

     Mr. Clark and Ms. Krivacic are also parties to employment contracts. The agreement applicable to Mr. Clark provides for a one-year term, commencing in June 1997, with four automatic one-year renewal terms. The agreement provides for base compensation of $120,000 per year. Ms. Krivacic's agreement, which commenced in March 1998, also provides for an initial term of one year and for four automatic one-year renewal terms. Her agreement provides for base compensation of $130,000 per year and restricts the extent to which Ms. Krivacic may solicit sponsors for whom the Company does business for a period of six months following the termination of her employment.


                 OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

     The Company is authorized to issue 75,000,000 shares of Common Stock. As of March 9, 1998, there were 4,136,400 shares of Common Stock issued and outstanding. The Company is authorized to issue 5,181 shares of Class A Preferred Stock and 50,000 shares of Class B Preferred Stock. As of March 9, 1998, there were 3,930 shares of Class A Preferred Stock and 50,000 shares of Class B Preferred Stock issued and outstanding.


COMMON STOCK

     The following table sets forth as of March 9, 1998, information with respect to the beneficial ownership of the Company's outstanding Common Stock by
(i) each director of the Company, (ii) each of the Named Executive Officers,
(iii) all directors and executive officers of the Company as a group and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them. Pursuant to the beneficial ownership rules under the Securities Exchange Act of 1934, as amended, each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within sixty (60) days of March 9, 1998 through the exercise of options or warrants. The number of shares and percentages set forth opposite each shareholder's name in the table below assumes the exercise of all such options and warrants. However, the number of shares of Common Stock issuable upon exercise by any given shareholder are not included in calculating the percentage of Common Stock beneficially owned by any other shareholder.

Name and Address of                          Shares Beneficially    Percent of
Beneficial Owner                                    Owned              Class
-------------------                          -------------------    -----------

The Oracle Group                                  2,839,700(1)         40.8%
712 Fifth Avenue, 45th Floor
New York, New York  10019

Sirrom Capital Corporation                        1,666,667(2)         28.7%
500 Church Street, Suite 200
Nashville, Tennessee  37219

Robert S. Sammis                                  1,024,617(3)         24.6%
1717 West 6th St., #400
Austin, Texas  78703

O'Donnell Family Limited Partnership                787,536(4)         19.0%
7809 Brightman Lane
Austin, Texas  78733

Name and Address of                          Shares Beneficially    Percent of
Beneficial Owner                                    Owned              Class
-------------------                          -------------------    -----------

Robert K. Williams, III                             469,506(5)         11.2%
153 Kingswood Circle
Danville, California  94506

Thomas P. O'Donnell                                 324,617(6)          7.8%
7809 Brightman Lane
Austin, Texas  78733

Soros Fund Management, LLC                          261,335(7)          5.9%
888 Seventh Avenue, 33rd Floor
New York, New York  10106

Randolph J. Haag                                    246,231(8)          5.8%
359 Jacaranda
Danville, California  94506

Arthur P. Haag                                      172,200(9)          4.1%
11747 Quail Creek Drive
Houston, Texas 77070

Zola P. Horovitz, Ph.D.                              12,500(10)         .3%
30 Philip Drive
Princeton, New Jersey  08540

Robert M. Day, Ph.D.                                 10,000(11)         .2%
1717 West 6th St., #400
Austin, Texas  78703

Joseph L. Dowling                                     5,000(12)         .1%
712 Fifth Avenue, 45th Floor
New York, New York  10019

James W. Clark, Jr.                                     500              0%
1717 West 6th Street, #400
Austin, Texas  78703

Mr. Craig Macnab                                       -0-               0%
500 Church Street, Suite 200
Nashville, Tennessee  37219

All Directors and Executive Officers as          1,224,817(13)        28.8%
 a group (7 persons)
----------------------------

(1) "The Oracle Group," as used herein, refers to the following funds: Oracle Partners, L.P., Quasar International Partners C.V., Oracle Institutional Partners, L.P. and GSAM Oracle Fund, Inc. The shares listed (the "Oracle Shares") include 2,620,000 shares that are issuable to The Oracle Group pursuant to The Oracle Group's option to convert 3,930 shares of Class A Preferred Stock to the Company's Common Stock and 200,000 shares that are issuable to Oracle Partners, L.P., upon exercise of immediately exercisable warrants. The Oracle Group may be deemed to beneficially own such 200,000 shares. Larry N. Feinberg is the Managing General Partner of Oracle Partners, L.P. and Oracle Institutional Partners, L.P. Oracle Investment Management, Inc., which is owned by Mr. Feinberg, acts as the investment manager to Quasar International Partners C.V. and GSAM Oracle Fund, Inc. Mr. Feinberg may be deemed to beneficially own the shares owned by The Oracle Group.

(2) Include 1,666,667 shares that are issuable pursuant to this entity's option to convert 50,000 shares of Class B Preferred Stock to the Company's Common Stock. Sirrom Capital Corporation does business as Tandem Capital ("Tandem").

(3) Mr. O'Donnell and Mr. Sammis have entered into agreements with each of Drs. Dell, Ramsdell and Shulman, pursuant to which Messrs. Sammis and O'Donnell are jointly entitled to direct the manner in which the aggregate 291,283 shares owned by Drs. Dell, Ramsdell and Shulman shall be voted. Mr. Sammis may therefore be deemed to beneficially own these shares. Also includes 33,334 shares issuable to Mr. Sammis pursuant to immediately exercisable options.

(4) Ms. Kristina Breen O'Donnell, a daughter of Thomas P. O'Donnell, is the sole officer and director of the general partner of the O'Donnell Family Limited Partnership and has voting and dispositive power with respect to the 787,536 shares owned by the Partnership. Ms. O'Donnell may therefore be deemed to beneficially own these shares.

(5) Includes (i) 109,400 shares held by Guarantee and Trust Co. FBO Robert K. Williams III Sep/IRA, as to which Mr. Williams has voting and dispositive power and (ii) 51,606 shares issuable to Mr. Williams pursuant to immediately exercisable sales agent warrants.

(6) Mr. O'Donnell and Mr. Sammis have entered into agreements with each of Drs. Dell, Ramsdell and Shulman, pursuant to which Messrs. Sammis and O'Donnell are jointly entitled to direct the manner in which the aggregate 291,283 shares owned by Drs. Dell, Ramsdell and Shulman shall be voted. Mr. O'Donnell may therefore be deemed to beneficially own these shares. Also includes 33,334 shares issuable to Mr. O'Donnell pursuant to immediately exercisable options.

(7) Comprised of 261,335 of the Oracle Shares that are issuable to Quasar International Partners C.V. pursuant to its option to convert 392 shares of Class A Preferred Stock to the Company's Common Stock. Soros Fund Management, LLC acts as principal investment advisor to Quasar International Partners, C.V. and may be deemed to beneficially own the shares owned by Quasar International Partners, C.V. Mr. George Soros, Chairman of Soros Fund Management, LLC, and Mr. Stanley F. Druckenmiller, Lead Portfolio Manager of Soros Fund Management, LLC, may also be deemed to beneficially own these shares.

(8) Includes (i) 50,000 shares issuable to Mr. Randolph J. Haag pursuant to immediately exercisable options and (ii) 51,606 shares issuable to Mr. Haag pursuant to immediately exercisable sales agent warrants.

(9) Includes 55,000 shares issuable to Mr. Arthur P. Haag pursuant to immediately exercisable options.

(10) Includes 12,500 shares issuable to Dr. Horovitz pursuant to immediately exercisable options.

(11) Includes 10,000 shares issuable to Dr. Day pursuant to immediately exercisable options.

(12) Includes 5,000 shares issuable to Mr. Dowling pursuant to immediately exercisable options.

(13) Includes (i) 291,283 shares owned by Drs. Dell, Ramsdell and Shulman, as to which Mr. Sammis has voting power; (ii) 33,334 shares issuable to Mr. Sammis pursuant to immediately exercisable options; (iii) 55,000 shares issuable to Mr. Arthur Haag pursuant to immediately exercisable options;
     (iv) 10,000 shares issuable to Dr. Day pursuant to immediately exercisable options; (v) 12,500 shares issuable to Dr. Horovitz pursuant to immediately exercisable options; and (vi) 5,000 shares issuable to Mr. Dowling pursuant to immediately exercisable options.


PREFERRED STOCK

     All of the Company's Class A Preferred Stock is owned by The Oracle Group, as described in footnote (1) to the preceding table. All of the Company's Class B Preferred Stock is owned by Sirrom Capital Corporation d/b/a Tandem Capital ("Tandem"), as described in footnote 2 to the preceding table. None of the Class A Preferred Stock or Class B Preferred Stock is owned by any director of the Company or by any of the Named Executive Officers.


POTENTIAL CHANGE IN CONTROL

     In any election of directors, the holders of Class A Preferred Stock, voting separately as a class, are entitled to elect that number of directors (the "Class A Directors") as is proportionate to their ownership interest in the Company, determined on an as-converted basis. On an as-converted basis, the holders of Class A Preferred Stock currently have an approximate 31% interest in the Company, which interest may increase over time as mandatory in-kind dividends are paid with respect to the Class A Preferred Stock. The holders of the Class B Preferred Stock are entitled to vote as a class to elect one (1) member of the Board of Directors (the "Class B Director").

     Any default in the payment of dividends on the Class A Preferred Stock is deemed to be a "Class A Dividend Default." The Company is in default with respect to the Class B Preferred Stock if the Company fails to pay dividends on the Class B Preferred Stock on six (6) consecutive payment dates or if the aggregate unpaid dividends ever equal or exceed $18 per share ("Class B Dividend Default"). If a Class A Dividend Default or a Class B Dividend Default occurs, then the Class A Directors are entitled to cast two (2) votes on all matters, the Class B Director is entitled to cast the same number of votes as may collectively be cast by the Class A Directors, and the directors elected by the holders of Common Stock continue to have the right to cast one (1) vote on all such matters. Accordingly, the directors elected by the two (2) classes of Preferred Stock would together control the Board. If a Class B Dividend Default occurs and there are no Class A Directors, then the Class B Director would immediately be entitled to that number of votes as would constitute a majority of all votes cast by the Board of Directors.


                              CERTAIN TRANSACTIONS

     Merger.  On February 27, 1995, Clinicor, Inc., a Texas corporation
     ------
(referred to herein as the "Predecessor Company"), was merged into Pegasus Tax and Financial Planning Services, Inc. In connection with the merger (the "Merger"), the Predecessor Company ceased to exist and Pegasus, as the surviving entity, changed its name to Clinicor, Inc. Immediately prior to the Merger, the principal shareholders of Pegasus included Randolph J. Haag and Russell Armstrong. The principal shareholders of the Predecessor Company were

Patricia J. O'Donnell and Robert S. Sammis, who owned 48.0% and 37.5% of the Predecessor Company, respectively. Patricia J. O'Donnell is the mother of Thomas P. O'Donnell.

     Of the shares of the Predecessor Company that were outstanding prior to the Merger, 6,000 and 4,000 of such shares had been issued to Patricia J. O'Donnell and Robert S. Sammis, respectively, in September 1992 for a per share purchase price of $0.10. On November 11, 1994, the Predecessor Company issued 687.5 shares of its Common Stock to Robert S. Sammis in consideration of personal guarantees rendered by Mr. Sammis with respect to the Predecessor Company's lease of office space, computer systems, office equipment, furniture and medical equipment.

     Immediately prior to the Merger, Pegasus sold an aggregate of 750,000 shares of Common Stock at a purchase price of $1.00 per share to Randolph J. Haag, Irawan Onggara and Russell Armstrong. Such individuals purchased 375,000, 187,500 and 187,500 shares of Common Stock of Pegasus, respectively.

     In the Merger, each share of Pegasus common stock (a total of 1,421,000 shares) remained outstanding. Each of the Predecessor Company's 12,500 shares of Common Stock was converted into 166.4 shares of the Company (a total of 2,080,000 shares), such that after the Merger the Company had a total of 3,501,000 shares outstanding.

     Agreements Ancillary to Merger.  In connection with the Merger, the parties
     ------------------------------
thereto entered into a Preemptive Rights Agreement, pursuant to which the Company granted to Randolph J. Haag, Irawan Onggara and Russell Armstrong a right of first refusal for a period of three (3) years to purchase a portion of all new securities issued by the Company. Messrs. Haag, Onggara and Armstrong subsequently relinquished all of their rights under the Preemptive Rights Agreement, as more fully described below.

     In March 1996, Randolph Haag relinquished all rights under any and all agreements to which he and the Company are parties in exchange for a cash payment of $25,000 and a contractual grant of options to purchase 50,000 shares at an exercise price of $1.00 per share. The option expires on February 28, 2001.

     For due diligence services performed in connection with the Merger, Mr. Arthur P. Haag, currently a director of the Company, received options to purchase up to 25,000 shares of the Company's Common Stock at a purchase price of $0.10 per share. Such options were recently exercised.

     In anticipation of the Merger, Messrs. Sammis and O'Donnell entered into a Voting and Pre-Merger Agreement with each of Steven J. Dell, M.D., William M. Ramsdell, M.D. and David G. Shulman, M.D., who were shareholders of the Predecessor Company. Pursuant to such agreements, each of the named physicians agreed to vote their shares of Common Stock of the Company in such manner as may be determined by Messrs. O'Donnell and Sammis. These agreements terminate upon the closing of an underwritten public offering of the Company which results in aggregate net proceeds to the Company of at least $5.0 million.

     Private Placement Offering.  From September 1995 to February 1996, the
     --------------------------
Company engaged in a private placement offering (the "Private Offering") of Units consisting of Common Stock and Warrants to purchase Common Stock. The Units were offered through SJ Capital, Inc. (the "Sales Agent"), which acted as the Company's sales agent. Randolph J. Haag was affiliated with the Sales Agent at the time of the Private Offering and received 103,212 Sales Agent Warrants and consulting and commission fees of $76,478 from the Sales Agent in connection with the Private Offering. See "Description of Securities--Warrants."

     Indemnified Lawsuit.  In connection with their separation from a previous
     -------------------
employer and the formation of the Predecessor Company, Thomas P. O'Donnell and Robert S. Sammis became involved in certain disputes with the previous employer and one of its shareholders and creditors. These disputes culminated in the previous employer's filing of a lawsuit against Mr. Sammis and the Company in which various causes of action were alleged. The Company agreed to indemnify Mr. Sammis in connection with the lawsuit. In April 1997, the lawsuit was settled. Pursuant to the settlement, the Company paid the plaintiffs $200,000.

     Class A Preferred Stock Sale.  In July 1996, the Company issued 3,500
     ----------------------------
shares of Class A Preferred Stock to Oracle Partners, L.P. and certain of its affiliates (the "Oracle Group"). In connection with the original sale of the Preferred Stock, the Company entered into a Settlement Agreement with Russell Armstrong, Irawan Onggara and Century Financial Partners, Inc. ("CFP"). Pursuant to the Settlement Agreement, Messrs. Armstrong and Onggara and CFP waived their preemptive rights and certain other claims in connection with the issuance of the Preferred Stock and waived all other rights and claims arising under the Preemptive Rights Agreement in exchange for aggregate cash consideration of $100,000.

     Loan from Oracle Partners, L.P.  On July 1, 1997, the Company received a
     -------------------------------
six-month term loan from a Class A Preferred stockholder, Oracle Partners, L.P. The loan terms required the payment of interest at 10%. In connection with the loan, the Company issued a warrant to purchase 200,000 shares of the Company's Common Stock at $5.50 per share. (The warrant exercise price was adjusted to $5.17 per share and the shares purchasable were adjusted to 212,766 in connection with the issuance of Class B Preferred Stock later in 1997.) The warrant is immediately exercisable and expires five years from the date of issuance. Total interest expense recognized in 1997 related to this loan was approximately $314,750. The loan was repaid on November 25, 1997.


                           II.  ADOPTION OF AMENDMENT

     The Board of Directors of the Company has approved adoption of the Amendment, has found the Amendment to be in the best interests of the Company and has recommended that the shareholders of the Company vote in favor of the Amendment. If the Amendment is approved, the authorized capital stock of the Company will include 100,000 shares of Class C Preferred Stock. The Board of Directors will be authorized, subject to certain limitations prescribed by Nevada law, without further action of the holders of the Company' Common Stock, to issue shares of Class C Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The resolutions of the Board of Directors setting forth the rights of any series of Class C Preferred Stock may also modify the rights associated with the Class A Preferred Stock or Class B Preferred Stock.

     The Company believes that the power to issue Class C Preferred Stock will provide flexibility in connection with possible corporate transactions, including possible acquisitions and financings. The issuance of Class C Preferred Stock, however, could adversely affect the voting powers of holders of Common Stock and could restrict their rights to receive payments upon liquidation. It could also have the effect of delaying, deferring or preventing a change of control of the Company. The Company has no present plans to issue any shares of Class C Preferred Stock.

     The holders of the Company's Class A Preferred Stock and Class B Preferred Stock, each voting as a class, will have the right to approve the creation of any new series of Preferred Stock.

     The foregoing description of the Class C Preferred Stock is qualified in its entirety by reference to Exhibit A, which sets forth a complete statement of
                             ---------
the Amendment.

     The Board of Directors recommends that the shareholders vote FOR the adoption of the amendment.


                    III.  SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Price Waterhouse LLP to audit the books and accounts of the Company for the year ending December 31, 1998, and will offer a resolution at the meeting to ratify the appointment. Price Waterhouse LLP has been the principal auditor of the Company since December 1996. Representatives of Price Waterhouse LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

     Prior to December 1996, BDO Seidman, LLP served as the Company's principal auditor. On December 2, 1996, the Company dismissed BDO Seidman, LLP as its independent public accountant and retained Price Waterhouse LLP. Neither of BDO Seidman's reports on the Company's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. There were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO Seidman's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Price Waterhouse LLP.


                                 OTHER MATTERS

     Management is not aware of any matters to come before the Annual Meeting that will require the vote of shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for shareholder action should properly come before the Annual Meeting or any adjournment or postponement thereof, those persons designated in proxies will vote thereon according to their best judgment.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that all of its officers, directors and greater-than-ten-percent shareholders have complied with their Section 16(a) filing requirements, except that Mr. Arthur Haag, a director, filed a Form 4 relating to the sale of 7,000 shares of Common Stock in December 1997 in February 1998, and except that Dr. Robert Day, an officer, filed a Form 5 relating to an option to purchase 20,000 shares of Common Stock that was granted on October 10, 1997 in March 1998.

                         ANNUAL REPORT AND FORM 10-KSB

     The Annual Report to the Shareholders of the Company, which includes the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, is mailed herewith to all shareholders.

     THE COMPANY WILL FURNISH TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE EXHIBITS TO FORM 10-KSB, UPON RECEIPT OF $10.00 TO COVER THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ROBERT S. SAMMIS, PRESIDENT, 1717 WEST SIXTH STREET, SUITE 400, AUSTIN, TEXAS 78703.


                           SHAREHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1999 annual meeting must be received by the Company not later than December 31, 1998 for inclusion in its Proxy Statement and form of proxy card relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Robert S. Sammis, President, 1717 West Sixth Street, Suite 400, Austin, Texas 78703.


                              By Order of the Board of Directors,

                              Robert S. Sammis, President

April 17, 1998

                                   EXHIBIT A


     Section 1 and the first paragraph of Section 2 of Article VI of the Articles of Incorporation of the Corporation shall be amended to read in their entirety as follows:

          Section 1.  Authorized Shares.  The aggregate number of shares which
                      -----------------
     the Corporation shall have authority to issue is 75,155,181, of which (a) 75,000,000 shares shall be designated "Common Stock", par value $.001 per share, (b) 5,181 shares shall be designated "Class A Convertible Preferred Stock", without par value, (c) 50,000 shares shall be designated "Class B Convertible Preferred Stock", without par value, and (d) 100,000 shares shall be designated "Class C Serial Preferred Stock", without par value. The "Class A Convertible Preferred Stock" is sometimes referred to as the "Class A Preferred Stock", the "Class B Convertible Preferred Stock" is sometimes referred to as the "Class B Preferred Stock", and both of such classes of stock are sometimes referred to collectively as the "Convertible Preferred Stock." The "Class C Serial Preferred Stock" is sometimes referred to as the "Class C Preferred Stock." The "Convertible Preferred Stock" and "Class C Preferred Stock" are sometimes referred to collectively as the "Preferred Stock".

          Section 2.  Relative Rights.  Subject to the rights of the holders of
                      ---------------
     the Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote. The following is a statement of the initial designations, preferences, limitations and relative rights in respect of the shares of each class of Convertible Preferred Stock of the Corporation and the rights of the Board of Directors to designate the voting powers, designations, preferences, limitations, restrictions and relative or other rights of each series of Class C Preferred Stock and to alter the voting powers, designations, preferences, limitations, restrictions and relative or other rights of the Convertible Preferred Stock. Unless otherwise indicated, references to "Sections" contained herein shall refer to subdivisions of this Section 2 of Article VI.

     The last sentence of Section A(3)(a) and Section B(2)(a) of Section 2 of
Article VI of the Articles of Incorporation shall be amended to read in its entirety as follows:

     In any event, if the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall exceed the distribution required to be made to the holders of Class A Preferred Stock and the Class B Preferred Stock as herein described, such excess assets shall be distributed pro-rata among the holders of Common Stock, subject to the rights of the holders of any Class C Preferred Stock.

     There shall be added a new Subsection C of Section 2 of Article VI of the Articles of Incorporation, which shall read in its entirety as follows:

          C.   Class C Preferred Stock.
               -----------------------

               The Board of Directors of the Corporation is authorized at any time, and from time to time, to provide for the issuance of shares of Class C Preferred Stock in one or more series. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the voting powers, designations, preferences, limitations, restrictions and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

               1.  The rate and manner of payment of dividends, if any;

               2. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               3. The amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

               4. Sinking fund provisions, if any, for the redemption or purchase of shares;

               5. The terms and conditions, if any, on which shares may be converted or exchanged;

               6.  Voting rights, if any; and

               7. Any other rights or preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

               The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

               Each series of Class C Preferred Stock may be subordinate or senior to or pari passu with the Class A Preferred Stock and the Class B Preferred Stock, as the Board of Directors may determine. The resolution or resolutions of the Board of Directors setting forth the voting powers, designations, preferences, limitations, restrictions and relative or other rights of any series of Class C Preferred Stock may also modify the voting powers, designations, preferences, limitations, restrictions and relative or other rights of the Convertible Preferred Stock.

               Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by law.

               Notwithstanding anything herein to the contrary, no series of Class C Preferred Stock may be established unless the resolutions setting forth the voting powers, designations, preferences, limitations, restrictions and relative or other rights of such series of Class C Preferred Stock (including any modification of the voting powers, designations, preferences, limitations, restrictions and relative or other rights of the Convertible Preferred Stock) are approved, in the case of each and every series of Class C Preferred Stock, by the affirmative vote or consent of the holders of at least two-thirds of the shares of Class A Preferred Stock at the time outstanding, voting separately as a class, and by the affirmative vote or consent of the holders of at least a majority of the shares of Class B Preferred Stock then outstanding, voting separately as a class.

                              PRELIMINARY COPIES

                                     PROXY
                         THIS PROXY IS SOLICITED BY THE
                      BOARD OF DIRECTORS OF CLINICOR, INC.

  The undersigned stockholder of Clinicor, Inc. (the "Company") hereby appoints Robert S. Sammis and James W. Clark, Jr., or either of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 1998, at 9:00 A.M. (Austin Time) at the offices of the Company, 1717 West Sixth Street, Suite 400, Austin, Texas, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. The shares represented by the Proxy shall be voted as follows:
1. (For holders of common stock only) To elect as directors the nominees listed below:
                    Robert S. Sammis and James W. Clark, Jr.
[_] FOR THE FOREGOING NOMINEES [_] WITHHOLD AUTHORITY TO VOTE FOR THE FOREGOING NOMINEES
NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK, AND IF ANY NOMINEE IS UNABLE TO SERVE, FOR SUCH PERSON AS THE PROXIES MAY SELECT.
2. To amend the Company's Articles of Incorporation to authorize the Board of Directors of the Company, subject to the specific terms and conditions described in the Proxy Statement and set forth in Exhibit A thereto, without further action by the holders of the Company's Common Stock, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.
[_] FOR  [_] AGAINST  [_] ABSTAIN
                            (CONTINUED ON BACK SIDE)

                             PRELIMINARY COPIES

                          (CONTINUED FROM FRONT SIDE)
3. To ratify the appointment of Price Waterhouse LLP as auditors for the fiscal year ending December 31, 1998.
[_] FOR  [_] AGAINST  [_] ABSTAIN
  THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED.

  If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote "FOR" each of the propositions. This Proxy is solicited on behalf of the Board of Directors of Clinicor, Inc. and may be revoked prior to exercise.

                                    Dated: _____________________________, 1998.

                                    ___________________________________________
                                         (Signature(s) of Stockholder(s))

                                    ___________________________________________
                                         (Signature(s) of Stockholder(s))
                                    NOTE: Signature(s) should follow exactly
                                        the name(s) on the stock certificates.
                                        An executor, administrator, trustee or
                                        guardian should sign as such. If
                                        more than one trustee, all should
                                        sign. ALL JOINT OWNERS MUST SIGN.